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                                                                   Exhibit 10.14

HUDSON CITY SAVINGS BANK

               POST RETIREMENT DEATH BENEFIT FOR SENIOR OFFICERS
                       (a form of Deferred Compensation)

This Agreement entered into this _______ day of _____________ 19__ between Hudson City Savings Bank, a corporation having its principle place of business at West 80 Century Road, Paramus, N.J. (herein called the Bank and _______________________________________________ herein called the Senior
Officer).

                                  WITNESSETH:

WHEREAS, Senior Officer has been employed by the Bank since _________________ and by reason thereof has acquired experience and knowledge of considerable value to the Bank, and

WHEREAS, the Bank wishes to offer an inducement to Senior Officers to remain in its employ by providing a Death Benefit, a form of Deferred Compensation, such benefit to be compensation beyond his regular salary for services which he has rendered or will hereafter render, and such benefit may at the Bank's discretion, be funded in part or whole by a life insurance policy on the life of the Senior Officer or by other appropriate assets purchased by the Bank for purposes of this Agreement, and

WHEREAS, if Senior Officer continues in the employ of the Bank until his retirement,

NOW THEREFORE, it is mutually agreed as follows:

      (1) The Bank which currently employs the Senior Officer at the time of this Agreement, and Senior Officer enjoying such employment, accept the conditions which are hereinafter set forth in the Agreement.

      (2) As compensation for his services the Bank hereby agrees to provide Senior Officer, and Senior Officer hereby agrees to accept from the Bank a Death Benefit payable upon his death following retirement as defined in paragraph (3). This benefit to be determined by the Board of Managers of the Bank. Such Death Benefit to be according to officer levels as follows:

                        Assistant Vice President              $25,000
                        Vice President                         35,000
                        Senior or Executive Vice President     40,000
                        President or Chairman                  50,000

      (3) Upon Senior Officer's retirement from the Bank under the provisions of the Retirement Plan of Hudson City Savings Bank and he being immediately eligible for a retirement benefit, the Bank commencing with the first day of retirement will assume the liability for providing


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HUDSON CITY SAVINGS BANK

to the Senior Officer the above stated Death Benefit, such benefit to be paid upon the death of the Senior Officer by the Bank to the Officer's beneficiary or estate.

      (4) Should Senior Officer's employment terminate for any reason prior to attaining retirement status, the Bank is not obligated to provide any Death Benefit to the terminating Senior Officer.

      (5) In the event the Senior Officer should die prior to attaining retirement, the Bank shall retain any life insurance proceeds or other assets purchased by the Bank for purposes of informally funding its obligations hereunder, and neither the Senior Officer's estate nor any of his beneficiaries shall have any claim against said assets.

      (6) In the event Senior Officer should die after being retired and being entitled to a Death Benefit, the Bank shall pay the full Death Benefit to such person or persons as the Senior Officer may have designated or to his estate.

      (7) The Death Benefit provided hereunder shall be in addition to Senior Officer's annual salary and other benefits, as determined by the Board of Managers of the Bank and shall not affect the right of the Senior Officer to participate in any current or future Bank Retirement Plan or Profit Incentive Bonus Plan or in any supplemental compensation arrangement which may become part of the Bank's regular compensation and benefits structure.

      (8) It is agreed that neither the spouse of the Senior Officer nor any other designee, shall have any right to commute, sell, assign, transfer, or otherwise convey the right to receive the benefit as provided in the Post Retirement Death Benefit Plan, such benefit and right to thereto being declared to be nonassignable and nontransferable; and, in the event of any attempted assignment or transfer, the Bank shall have no further liability hereunder.

      (9) If the Bank shall acquire any insurance policy or annuity contract or any other asset in connection with liabilities assumed by it hereunder, it is expressly understood and agreed that neither Senior Officer nor any beneficiary of Senior Officer shall have any right with respect to, or claim against, such policy or other asset for Senior Officer. Such policy or asset shall not be deemed to be held under any trust for the benefit of Senior Officer or his beneficiaries or to be held in any way as collateral security for the fulfillment of the obligations of the Bank under this Agreement. It shall be and remain, a general, unpledged, unrestricted asset of the Bank, and is not to be considered as a Plan asset.

      (10) The Bank agrees that it will not merge or consolidate with any other company or organization, or permit its business activities to be taken over by any other organization unless and until the succeeding or continuing company or other organization shall expressly assume all obligations and liabilities herein set forth.


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HUDSON CITY SAVINGS BANK

      (11) This Agreement may be revoked or amended in whole or in part by a writing signed by both of the parties hereto.

      (12) This Agreement does not constitute a contract of employment and the Senior Officer's employment will continue as long as the Bank, in its sole judgement, determines that the Officer's continued employment is in the Bank's best interest.

IN WITNESS WHEREOF, the Bank has caused this Agreement to be signed in its corporate name by its duly authorized officer, and impressed with its corporate seal, attested by its Secretary, and Senior Officer has hereunto set his hand and seal, all on the day and year first above written.

ATTEST:                                   HUDSON CITY SAVINGS BANK

                                          ATTEST:

                                          By ____________________________(Seal)
______________________________
           Witness                          1st Vice President and Secretary


______________________________            ____________________________________
           Witness                         President & Chief Executive Officer


______________________________            ____________________________________
           Witness                                   Senior Officer


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